UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2018
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
Post Holdings, Inc. (the “Company” or “Post Holdings”) announced today that, effective July 23, 2018, Christopher J. Neugent, current President and Chief Executive Officer of the Company’s Post Consumer Brands segment, has been promoted to Executive Vice President, Strategy for Post Holdings. In his new role, Mr. Neugent will, among other things, work with the Company’s business units in developing strategic plans and competitive advantages. As his successor, the Company has named Howard A. Friedman as the President and Chief Executive Officer of the Company's Post Consumer Brands segment, effective July 23, 2018.
(e)
The Company and Mr. Neugent entered into a Letter of Understanding, dated June 4, 2018 (the “Letter”). Pursuant to the Letter, Mr. Neugent will serve in his new role effective July 23, 2018 through July 23, 2022 (the “Employment Period”), unless he resigns or his employment is terminated prior to July 23, 2022. The Employment Period may be extended by mutual written agreement between the Company and Mr. Neugent.
Pursuant to the terms of the Letter, during the Employment Period: (i) Mr. Neugent will receive a base salary of $987,000 per year, (ii) he will be eligible to participate in the same benefit plans (with some exceptions) available to the Company’s salaried, exempt employees, (iii) he will be eligible to receive a bonus for fiscal year 2018 subject to the terms of the Post Holdings, Inc. Annual Bonus Program, including applicable performance criteria, which shall be paid in accordance with the program, and (iv) as a continuing employee, his outstanding unvested equity awards will continue to vest according to the terms of the agreements governing such awards and the associated equity plans governing such awards. The Letter also contains customary provisions regarding Mr. Neugent’s duty not to compete with the Company and its affiliates during the Employment Period.
In the event, prior to July 23, 2021, Mr. Neugent’s employment is terminated without cause (as defined in the Letter) or he resigns for good reason (as defined in the Letter), but excluding a termination of his employment in the event of his death or disability (as defined in the Letter), he will also receive an additional cash lump sum payment of $1,500,000.
The foregoing description of the Letter is qualified in its entirety by reference to the full text of the Letter, which will be filed in accordance with the rules of the Securities and Exchange Commission.

Item 7.01.	Regulation FD Disclosure.
The Company issued a press release on June 4, 2018 related to the above organizational changes, which is attached hereto as Exhibit 99.1.
The information in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 4, 2018	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 4, 2018

4